SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 12, 2013 (November 8, 2013)

Date of Report (Date of earliest event reported)

CRESTWOOD MIDSTREAM PARTNERS LP

(Exact name of Registrant as specified in its charter)

Delaware	001-35377	20-1647837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

700 Louisiana Street, Suite 2060

Houston, Texas 77002

(Address of principal executive offices)

(832) 519-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

2022 Notes Indenture

On November 8, 2013, Crestwood Midstream Partners LP (the “Partnership”) issued $600.0 million in aggregate principal amount of 6.125% Senior Notes due 2022 (the “2022 Notes”), which mature on March 1, 2022, pursuant to an Indenture, dated as of November 8, 2013, among the Partnership, Crestwood Midstream Finance Corp. (the “Co-Issuer” and, together with the Partnership, the “Issuers”), the guarantors party thereto and U.S. Bank National Association, as trustee (the “2022 Notes Indenture”).

Interest on the 2022 Notes will be payable in cash on March 1 and September 1 of each year, commencing on March 1, 2014. Interest on the 2022 Notes will accrue from November 8, 2013.

On November 8, 2013, the net proceeds of the issuance of the 2022 Notes were used to fund a portion of the consideration of the Arrow Acquisition (described below) and to repay borrowings under the Partnership’s revolving credit facility.

The description of the 2022 Notes Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2022 Notes Indenture, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated herein by reference.

2020 Notes Supplemental Indenture

In connection with the consummation of the Arrow Acquisition, the Partnership entered into that certain Fourth Supplemental Indenture, dated as of November 8, 2013 (the “2020 Notes Supplemental Indenture”), among the Issuers, the Existing Guarantors (as defined in the 2020 Notes Supplemental Indenture), Arrow Midstream Holdings, LLC (“Arrow”), Arrow Field Services, LLC, Arrow Pipeline, LLC (“Arrow Pipeline”) and Arrow Water, LLC (collectively, the “New Guarantors”) and U.S. Bank National Association, as trustee.

Pursuant to the 2020 Notes Supplemental Indenture, the New Guarantors have unconditionally guaranteed all of the Issuers’ obligations under the Indenture, dated as of December 7, 2012, providing for the issuance of the Issuers’ $500 million in aggregate principal amount of 6.0% Senior Notes due 2020, as supplemented by the First Supplemental Indenture thereto, dated as of January 18, 2013, the Second Supplemental Indenture thereto, dated as of May 22, 2013, and the Third Supplemental Indenture thereto, dated as of October 7, 2013.

The description of the 2020 Notes Supplemental Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2020 Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.2 to this Current Report on Form 8-K and is incorporated herein by reference.

2019 Notes Supplemental Indenture

In connection with the consummation of the Arrow Acquisition, the Partnership entered into that certain Supplemental Indenture No. 6, dated as of November 8, 2013 (the “2019 Notes Supplemental Indenture”), among the Issuers, the Existing Guarantors, (as defined in the 2019 Notes Supplemental Indenture), the New Guarantors and The Bank of New York Mellon Trust Company, N.A, as trustee.

Pursuant to the 2019 Notes Supplemental Indenture, the New Guarantors have unconditionally guaranteed all of the Issuers’ obligations under the Indenture, dated as of April 1, 2011, providing for the issuance of the Issuers’ $350 million in aggregate principal amount of 7.75% Senior Notes due 2019, as supplemented by Supplemental Indenture No. 1 thereto, dated as of November 29, 2011, Supplemental Indenture No. 2 thereto, dated as of January 6, 2012, Supplemental Indenture No. 3 thereto, dated as of March 22, 2012 , Supplemental Indenture No. 4 thereto, dated as of April 11, 2013 and Supplemental Indenture No. 5 thereto, dated as of October 7, 2013.

The description of the 2019 Notes Supplemental Indenture above does not purport to be complete and is qualified in its entirety by reference to the complete text of the 2019 Notes Supplemental Indenture, a copy of which is filed as Exhibit 4.3 to this Current Report on Form 8-K and is incorporated herein by reference.

Registration Rights Agreement

On November 8, 2013, the Issuers, the guarantors of the 2022 Notes and the initial purchasers entered into a registration rights agreement with respect to the 2022 Notes described above (the “Registration Rights Agreement”). In the Registration Rights Agreement, the Issuers and the guarantors of the 2022 Notes have agreed that they will (1) file a registration statement on an appropriate registration form with respect to a registered offer to exchange the 2022 Notes for new notes guaranteed by the guarantors on a senior unsecured basis, with terms substantially identical in all material respects to the 2022 Notes and (2) use their commercially reasonable efforts to cause the exchange offer registration statement to be declared effective under the Securities Act of 1933, as amended (the “Securities Act”).

The Issuers and the guarantors of the 2022 Notes have agreed to use their commercially reasonable efforts to cause the exchange offer to be consummated or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the 2022 Notes.

If the Issuers and the guarantors of the 2022 Notes fail to satisfy this obligation (a “registration default”), the annual interest rate on the 2022 Notes will increase by 0.25%. The annual interest rate on the 2022 Notes will increase by an additional 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 0.50% per year over the applicable interest rate listed in the 2022 Notes Indenture. If the registration default is corrected, the applicable interest rate on such 2022 Notes will revert to the original level.

If the Issuers must pay additional interest, they will pay it to the noteholders in cash on the same dates that the Issuers make other interest payments on the 2022 Notes, until the registration default is corrected.

The description of the Registration Rights Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Registration Rights Agreement, a copy of which is filed as Exhibit 4.4 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.01	Completion of Acquisition or Disposition of Assets.

On November 8, 2013, the Partnership completed its previously announced acquisition of Arrow (the “Arrow Acquisition”), pursuant to the terms and conditions of that certain Agreement and Plan of Merger (the “Merger Agreement”), dated as of October 8, 2013, among the Partnership, Crestwood Arrow Acquisition LLC, Arrow, and Arrow’s members, Legion Energy, LLC and OZ Midstream Holdings, LLC (together, the “Members”), for a total purchase price of approximately $762.8 million (the “Merger Consideration”), reflecting capital expenditure and working capital adjustments pursuant to the Merger Agreement. The Merger Consideration consisted of approximately $562.8 million in cash and 8,826,125 common units representing limited partnership interests in the Partnership (such units, the “Equity Consideration”). Also on November 8, 2013, in connection with the completion of the Arrow Acquisition, the Partnership entered into an agreement with MHA Holdings, Inc. (“MHA”), a former equity interest holder of Arrow Pipeline, pursuant to which MHA received a portion of the Equity Consideration and agreed to indemnification obligations substantially similar to those made by the Members in the Merger Agreement.

The issuance of the Equity Consideration pursuant to the Merger Agreement was made in reliance upon an exemption from the registration requirements of the Securities Act, pursuant to Section 4(2) thereof.

The description of the Merger Agreement above does not purport to be complete and is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is filed as Exhibit 10.2 to the Partnership’s quarterly report on Form 10-Q for the quarter ended September 30, 2013 and is incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

Item 7.01	Regulation FD Disclosure.

On November 11, 2013, the Partnership issued a press release announcing the completion of the Arrow Acquisition. A copy of the press release is filed hereto as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information furnished pursuant to this Item 7.01 shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing. The information furnished pursuant to Item 7.01 shall not be deemed an admission as to the materiality of any information in this report on Form 8-K that is required to be disclosed solely to satisfy the requirements of Regulation FD.

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Businesses Acquired.

The financial statements required by this Item 9.01(a) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(b) Pro Forma Financial Information.

The pro forma financial information required by this Item 9.01(b) will be filed by amendment to this Current Report on Form 8-K within 71 calendar days after the date on which this Report is required to be filed.

(d) Exhibits.

Exhibit Number	Description

4.1	Indenture, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee

4.2	Fourth Supplemental Indenture, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee

4.3	Supplemental Indenture No. 6, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee

4.4	Registration Rights Agreement, dated as of November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and the several initial purchasers with respect to the 2022 Notes

99.1	Press Release dated November 11, 2013

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRESTWOOD MIDSTREAM PARTNERS LP

	By:	Crestwood Midstream GP LLC,
its General Partner

Date: November 12, 2013	By:	/s/ Michael J. Campbell
Michael J. Campbell Senior Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description

4.1	Indenture, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee

4.2	Fourth Supplemental Indenture, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and U.S. Bank National Association, as trustee

4.3	Supplemental Indenture No. 6, dated as of November 8, 2013, among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and The Bank of New York Mellon Trust Company, N.A, as trustee

4.4	Registration Rights Agreement, dated as of November 8, 2013, by and among Crestwood Midstream Partners LP, Crestwood Midstream Finance Corp., the Guarantors named therein and the several initial purchasers with respect to the 2022 Notes

99.1	Press Release dated November 11, 2013